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                                                    EXHIBIT 99.2


                         March 24, 1995


HC Associates
200 West Madison Street
27th Floor
Chicago, Illinois 60606

     Re: Agreement Regarding Shelf Registration Statement

Gentlemen:

     As we discussed, Santa Fe Energy Resources, Inc. (the "Company"), agrees that upon the receipt of a written demand (which demand may be submitted to the Company once, provided such registration is effected and the registration statement is declared effective) from HC Associates, GKH Partners, L.P., GKH Investments, L.P., Ernest H. Cockrell Texas Testamentary Trust or Carol Cockrell Jennings Texas Testamentary Trust (collectively, the "Selling Stockholders") at any time prior to March 27, 2000 to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or such other form as may be appropriate (the "Registration Statement") to register the offer and sale, from time to time, by the Selling Stockholders of up to 5,203,091 shares of the Company's common stock, par value $0.01 per share, that are beneficially owned by the Selling Stockholders as of the date hereof, plus such additional number of shares of the Company's common stock that the Selling Stockholders may own in the future as a result of any stock split, stock distribution or stock dividend made by the Company (collectively, the "Shares"). Such agreement to register shall be subject to the following terms and conditions:

     1. Registration Procedures. Upon your demand, the Company will use its reasonable best efforts to effect the registration and facilitate the sale and distribution of all of the Shares or such portion thereof as the Selling Stockholders may elect (the "Offered Securities") in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as reasonably possible, but subject to the provisions hereof:

          (a) prepare and file with the Commission a registration statement with respect to such Offered Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish on a timely basis to the counsel selected by the Selling Stockholders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b) subject to the terms of paragraph 3, prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period required by the intended method of

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     disposition or to describe the terms of any offering made from an effective shelf registration, and comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act") with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Stockholders set forth in such registration statement;

          (c) furnish to the Selling Stockholders such number of copies of such registration statement, each amendment, post-effective amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Stockholders may reasonably request in order to facilitate the disposition of the Offered Securities; the Company consents to the use of the prospectus, including each preliminary prospectus, by the Selling Stockholders in connection with the offering and sale of the Offered Securities covered by the prospectus or the preliminary prospectus;

          (d) use its reasonable best efforts to register or qualify such Offered Securities under such other securities or blue sky laws of such jurisdictions as the Selling Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of the Offered Securities owned by the Selling Stockholders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (unless the Company is subject to service in such jurisdiction and except as may be required by the Securities Act), or (iv) qualify such Offered Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction);

          (e) promptly notify the Selling Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading, and, at the request of the Selling Stockholders and subject to the third paragraph of paragraph 3, the Company will promptly prepare and furnish to the Selling Stockholders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Offered Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading;



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          (f)  provide a transfer agent and registrar of all such Offered
Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar, and otherwise cooperate with the Selling Stockholders and any managing underwriter of such offering to facilitate the timely preparation and delivery of certificates representing Offered Securities to be sold, and enable such Offered Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least two business days prior to any sale of Offered Securities to the underwriters;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Selling Stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Offered Securities, including, without limitation:

                 (i) making such representations and warranties to the underwriters in form, substance and scope reasonably satisfactory to the managing underwriter and the Company, as are customarily made by issuers to underwriters in primary underwritten offerings;

                (ii) obtaining opinions (and, if required, updates thereof) of counsel, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and addressed to the managing underwriter covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter;

               (iii) causing the underwriting agreements to set forth in full the indemnification provisions and procedures of paragraph 2 (or such other substantially similar provisions and procedures as the managing underwriter shall reasonably request) with respect to all parties to be indemnified pursuant to said paragraph; and

                (iv) delivering such documents (including causing the Company's independent public accountants to furnish a customary "cold comfort" letter) and certificates as may be reasonably requested by the Selling Stockholders to evidence compliance with the provisions of this paragraph 1 and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (h) upon receipt by the Company of reasonable confidentiality agreements, make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to be available on a reasonable basis and cooperate with such parties' "due diligence" and to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement, provided that the Company may refrain from disclosing any proprietary or other information that is not material to the Company's financial condition or results of operations;


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          (i)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

          (j) use its reasonable best efforts to cause the Offered Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Stockholders to consummate the disposition of such Offered Securities.

     The Selling Stockholders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in paragraphs l(e) or 1(i) hereof, the Selling Stockholders will forthwith discontinue disposition of the Offered Shares until receipt of the copies of an appropriate supplement or amendment to the prospectus under paragraph 1(e) or until the withdrawal of such order under paragraph 1(i).

     2.   Indemnification.

          (a) The Company agrees to indemnify to the fullest extent permitted by law, the Selling Stockholders, its officers, directors, stockholders, partners, employees and directors and each person who controls (within the meaning of the Securities Act) the Selling Stockholders against all losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Selling Stockholders (or on behalf of the Selling Stockholders) expressly for use therein or by the Selling Stockholders' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Stockholders with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification.

          (b) In connection with any registration statement in which any of the Selling Stockholders is participating, the Selling Stockholders will furnish to the Company in writing such information relating to the Selling Stockholders as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the
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     fullest extent permitted by law, will indemnify the Company, its directors, shareholders, employees and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by the Selling Stockholders expressly for such purpose and is reasonably relied upon in conformity with such written information, or by the Selling Stockholders' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Stockholders with a sufficient number of copies of same.

          (c) Any person entitled to indemnification hereunder will (i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the Selling Stockholders on the other, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.
     The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses,

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     claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding paragraph. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

     3. Underwritten Offerings and Black-Out Periods. The Company agrees to maintain an effective registration statement covering the Offered Securities until the second anniversary of the date that such registration statement is declared effective by the Commission plus any additional periods represented by any "Black-out Period" (defined below). The Selling Stockholders may request permission from the Company to offer and sell Offered Securities pursuant to an underwritten offering (an "Underwritten Offering"). Any request (an "Underwriting Request") for an Underwritten Offering shall be in writing and shall specify the approximate number of Offered Securities to be included in such offering. Within 10 days after receipt by the Company of such Underwriting Request, the Company will provide written notice to the Selling Stockholders indicating whether or not it consents to such request.

     The Company shall be entitled to refuse its consent and to postpone the commencement of any Underwritten Offering for a period of up to 180 days after written notice to the Selling Stockholders of its refusal to consent to such request based upon a determination made by the Company to promptly proceed to prepare and file a registration statement (other than the registration pursuant to which the offer and sale of the Offered Securities shall be registered or registration statements on Form S-8 or other similar form) and the Company shall be entitled to postpone for up to 90 days an Underwritten Offering if such offering (y) would require disclosure of material information the Company has a bona fide business purpose of retaining as confidential or (z) have a material adverse effect on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of the Company, involving the Company or any of its affiliates, in each case as determined by the Company. The Company agrees to notify the Selling Stockholders promptly upon its abandonment of any proposed offering or other material transaction as described above, upon which notification the Selling Stockholders shall be permitted to proceed with the Underwritten Offering.

     The Selling Stockholders agree that if the Company has delivered preliminary or final prospectuses to the Selling Stockholders and after having done so (a) the Company determines that the prospectus needs to be amended or supplemented to comply with the requirements of the Securities Act, (b) a stop order suspending the effectiveness of the registration statement is issued by the Commission or (c) the Company shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material

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business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then the Company shall promptly notify the Selling Stockholders and the Selling Stockholders shall immediately cease making offers of the Shares and return all remaining prospectuses to the Company. Following such amendment or supplement, the lifting of any stop order or the completion or termination of any material transaction, the Company shall promptly provide the Selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Stockholders shall be free to resume making offers of the Offered Securities, or any portion thereof.

     The period during which the Company exercises its rights as described in this paragraph 3 to postpone, delay or interrupt the offer and sale of the Offered Securities or during the pendency of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court shall be referred to herein as a "Black-out Period."

     4. Holdback Agreements. The Company agrees (a) not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20-day period prior to and during the 120-day period beginning on the commencement date of any Underwritten Offering on behalf of the Selling Stockholders (except pursuant to (i) registrations on Form S-8 or any successor form, (ii) registrations on Form S-4 or any successor form, (iii) registrations of securities in connection with a dividend reinvestment plan on form(s) applicable to such securities) unless the underwriters managing an Underwritten Offering on behalf of the Selling Stockholders otherwise agree, and (b) to use its reasonable best efforts to obtain agreements from its officers and directors to agree not to effect any public sale or public distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the Underwritten Offering on behalf of the Selling Stockholders otherwise agree.

     The Selling Stockholders agree not to effect any public sale or public distribution of the Offered Securities, during the 20-day period prior to and during the 120-day period beginning on the effective date of any underwritten offering on behalf of the Company unless the underwriters managing such underwritten offering on behalf of the Company otherwise agree; provided, however, that the Company agrees that the Selling Stockholders need not comply with the foregoing restriction unless the Company's directors, officers and their 5% stockholders agree to a similar restriction in connection with such underwritten offering.

     The Company will pay all costs and expenses of the registration of the Shares (including any costs and expenses incurred, to amend or supplement the prospectus, if required), except that the Selling Stockholders shall pay, and the Company shall not pay, any underwriting or brokerage discounts or commissions, any fees or disbursements of legal counsel for the Selling Stockholders, or any of them, or any transfer or other taxes attributable to the registration or sale of the Shares.

     Each of the Selling Stockholders shall be required to furnish to the Company such information regarding such Selling Stockholder and the distribution proposed by such Selling Stockholder as the Company may request and as shall be required in connection with any registration, qualification or compliance referred to herein.

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     If the foregoing is acceptable to you, please execute this letter and enclosed duplicate in the space provided below and return one executed original to me.

                              Very truly yours,

                              SANTA FE ENERGY RESOURCES, INC.


                              By:
                                   ----------------------------------
                              Its:
                                   ----------------------------------
Agreed to and accepted
this the --- day of March 1995.


HC ASSOCIATES

By:
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Its:
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GKH INVESTMENT, L.P.

By:
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Its:
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GKH PARTNERS, L.P.

By:
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Its:
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ERNEST H. COCKRELL TEXAS
 TESTAMENTARY TRUST

By:
     ----------------------------------
Its:
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CAROL COCKRELL JENNINGS TEXAS
 TESTAMENTARY TRUST

By:
     ----------------------------------
Its:
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